Exhibit 23.5
Consent of Independent Registered Public Accounting Firm
The Partners
Regency Energy Partners LP:

We consent to the incorporation by reference in the registration statements No. 333-140088, No. 333-167082, and No. 333-178573 on Form S-8 and registration statements No. 333-169307, No. 333-169901, No. 333-174578, No. 333-181690, and No. 333-185179 on Form S-3 of Regency Energy Partners LP of our report dated February 18, 2011, with respect to the consolidated statements of income, cash flows, and partners' capital for the year ended December 31, 2010 of RIGS Haynesville Partnership Co.

/s/ KPMG LLP
Dallas, Texas
March 1, 2013